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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated February 12, 2004, relating to the financial statements and financial highlights appearing in the December 31, 2003 Annual Reports to Shareholders of Stein Roe Growth Stock Fund, Variable Series and Liberty Equity Fund, Variable Series, which are also incorporated by reference into the Registration Statement. We also consent to references to us under the heading "Agreement and Plan of Reorganization" in Appendix A of the Registration Statement. We also consent to references to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants and Financial Statements" in the Statement of Additional Information of Stein Roe Growth Stock Fund, Variable Series dated May 1, 2004, which have also been incorporated by reference into the Registration Statement.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 3, 2004